Southwestern Energy Company                  1083 Sain Street
                                             P.O. Box 1408
                                             Fayetteville, AR  72702-1408
                                             (501) 521-1141  FAX: (501) 521-0328


NEWS RELEASE                                 For Further Information Contact:
                                             Greg D. Kerley
                                             Executive Vice President
                                              and Chief Financial Officer
                                             (501) 521-1141


                      SOUTHWESTERN ENERGY COMPANY ANNOUNCES
                          STRATEGY AND OUTLOOK FOR 2001

  Priorities Include Increased Investment in E&P and Improving Balance Sheet;
  ---------------------------------------------------------------------------
                             Sale of Utility Delayed
                             -----------------------


         Fayetteville, Arkansas - December 18, 2000...Southwestern Energy Company (NYSE: SWN) today announced its business strategy and outlook for 2001. The Company said it is planning a capital investment of $75 million in its core exploration and production (E&P) business in 2001, compared to $68 million for 2000, representing an increase of 10%. Approximately $21 million of the Company's 2001 capital investment program will be allocated to the Arkoma Basin, $30 million to the Permian Basin and East Texas, and $24 million to the Gulf Coast.
         The Company has also taken advantage of the opportunity afforded by high commodity prices to hedge a large percentage of 2001 production volumes. "Our current hedge program ensures that the Company will have the cash flow available to fund our expanded 2001 capital investment program," commented Harold M. Korell, President and Chief Executive Officer of Southwestern. "We also anticipate having significant free cash flow available to improve our balance sheet." The Company's current hedge position is detailed in its December 7th press release.
         The Company also commented on its effort to sell Arkansas Western Gas Company (AWG). "In June 2000, we announced an effort to pursue the sale of our utility business. That effort has not resulted in an offer that the Company considers acceptable," stated Korell. "Fortunately, during this process, oil and gas prices have moved in our favor, allowing us to hedge volumes for next year to both fund our growing

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E&P program and improve our balance sheet.  Additionally,  we will now  have the time and flexibility to achieve a fair price for the utility." The Company stated that it received several serious expressions of interest from bona fide parties for the Company's utility assets. However, it is the Company's opinion that the offers received do not reflect the fair value of AWG. For the time being, Southwestern plans to operate AWG as a continuing part of its business.


Outlook for 2001

         The following statements regarding estimates for the year 2001 are considered to be forward-looking statements and the Company's actual financial and operating results could differ materially from those projected as a result of certain factors listed at the end of this press release. Financial impacts that may result from Statement of Financial Accounting Standards No. 133 have not been included in these projections.
         "With a production goal of 38 Bcfe and assuming a $3.50 per Mcf NYMEX gas price and $25.00 per barrel WTI price, we are targeting full-year 2001 cash flow of $103 million, or $4.13 per share, EBITDA of $128 million and net income of $32 million, or $1.28 per share," stated Korell.
         The Company's historical differential for the average price received for its gas production is approximately $.05 per Mcf below the NYMEX Henry Hub index price, excluding the impact of hedges. Additionally, the Company's historical differential for the average price received for its oil production is approximately $1.00 per barrel below the West Texas Intermediate (WTI) crude oil price, excluding the impact of hedges. The Company commented that 2001 cost estimates for its E&P segment will increase to the following levels:


                                                FY 2000                FY 2001
  Operating Expenses per Mcfe                   Forecast                Target
  ---------------------------                   --------               -------
     Production expenses                      $.37 - $.39            $.42 - $.44
     Production taxes                         $.14 - $.16            $.16 - $.18
     General & administrative expense         $.29 - $.31            $.27 - $.29
     Full cost pool amortization rate*      $1.06 - $1.08          $1.07 - $1.09

         * The Company's full cost pool amortization rate can vary from this estimate due to changes in the level of oil and gas reserves and changes in the level of unevaluated costs.

         The Company also expects operating income and cash flow from its utility segment to be approximately $13 and $15 million, respectively, assuming normal weather. Operating income from its gas marketing segment is expected to approximate $2 million in 2001. The Company expects a loss from its

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investment in the  NOARK Pipeline of  approximately $2 million. Interest expense is estimated at approximately 8.0% of its outstanding short- and long-term debt obligations. The Company also expects all taxes in 2001 to be deferred due to the Company's tax loss carryforward position. The Company's common shares outstanding for the year 2001 are expected to average 25 million.
         The Company's forecast for 2001 assumes a $3.50 per Mcf NYMEX gas price and $25.00 per barrel WTI price, and includes current commodity price hedges in place. The following table demonstrates different price scenarios and their corresponding estimated results:

    ----------------- ----------------- ------------------ -----------------
       Gas Prices          EBITDA           Cash Flow           Earnings
       ----------          ------           ---------           --------
    ----------------- ----------------- ------------------ -----------------
      $3.50 per Mcf     $128 Million       $103 Million       $32 Million
    ----------------- ----------------- ------------------ -----------------
      $4.50 per Mcf     $136 Million       $112 Million       $37 Million
    ----------------- ----------------- ------------------ -----------------
      $5.50 per Mcf     $150 Million       $126 Million       $46 Million
    ----------------- ----------------- ------------------ -----------------

         The Company is hosting a teleconference call related to this press release on Monday, December 18, at 11:00 a.m. EST. The dial-in number for the teleconference is 800-530-9601 and the reservation number is 17214726. The teleconference will also be webcast on the Company's website: http://www.swn.com. RealPlayer 8 Basic is required to listen to the teleconference and can be downloaded from the website.
         Southwestern Energy Company is engaged in oil and gas exploration and production in the Arkoma Basin, the Permian Basin, and the onshore Gulf Coast. Arkansas Western Gas Company serves customers in northern Arkansas, including the communities of Fayetteville, Springdale, Rogers and Bentonville, one of the fastest growing areas in the United States. Additional information on the Company can be found on the Internet at http://www.swn.com.
         All statements, other than historical financial information may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of

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
changes in commodity prices for gas and oil, the timing and extent of the Company's success in discovering, developing, producing, and estimating reserves, property acquisition or divestiture activities that may occur, the effects of weather and regulation on the Company's gas distribution segment, the value that the Company's gas distribution segment may bring in exploring sales opportunities for this segment, increased competition, legal and economic factors, governmental regulation, the financial impact of accounting regulations for derivative instruments, changing market conditions, the comparative cost of alternative fuels, conditions in capital markets and changes in interest rates, availability of oil field services, drilling rigs, and other equipment, as well as various other factors beyond the Company's control. A discussion of these and other factors affecting the Company's performance is included in the Company's periodic reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 1999.


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